Exhibit 99

Restaurant Brands International Reports Full Year and Fourth Quarter 2014 Results

Oakville, Ontario – February 17th, 2015 – Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) today reported financial results for the full year and fourth quarter ended December 31, 2014.

Restaurant Brands International (RBI) Chief Executive Officer, Daniel Schwartz commented, “Positive business momentum in the fourth quarter capped a transformational year for our company. Both the TIM HORTONS® and BURGER KING® brands continue to deliver positive comparable sales growth and best in class net restaurant growth. With the creation of Restaurant Brands International, a new global powerhouse in the quick-service restaurant industry, we believe both brands are well positioned for long-term sustainable growth and we are excited to introduce the iconic TIM HORTONS® brand to the rest of the world.”

Full Year 2014 Highlights:

•	Tim Hortons (TH) comparable sales increased 3.1% and Burger King (BK) comparable sales increased 2.1%

•	Delivered 186 net restaurant growth (NRG) at TH and 705 NRG at BK

•	System-wide sales grew 6.6% at TH and 6.8% at BK in constant currency

•	TH Adjusted EBITDA grew 10.5% on an organic basis to $816 million

•	BK Adjusted EBITDA grew 11.5% on an organic basis to $726 million

•	Paid Burger King Worldwide Inc. dividends of $0.30 per share or approximately $106 million

Fourth Quarter 2014 Highlights:

•	TH comparable sales increased 4.1% and BK comparable sales increased 3.0%

•	Delivered 81 NRG at TH and 412 NRG at BK

•	System-wide sales grew 7.4% at TH and 7.7% at BK in constant currency

•	TH Adjusted EBITDA grew 10.2% on an organic basis to $209 million

•	BK Adjusted EBITDA grew 8.8% on an organic basis to $189 million

Consolidated Financial and Operational Highlights:

	Three Months Ending December 31,		Twelve Months Ending December 31,
(in US$ millions)	2014	2013	2014	2013
	(unaudited)

Comparable Sales Growth (1)
TH (3)	4.1%	1.8%	3.1%	1.2%
BK	3.0%	1.7%	2.1%	0.5%

System Net Restaurant Growth
TH (3)	81	135	186	221
BK	412	408	705	670

System-wide Sales Growth (1)
TH (3)	7.4%	5.4%	6.6%	4.7%
BK	7.7%	5.7%	6.8%	4.2%

Financial Highlights
RBI Total Revenues	$416.3	$265.2	$1,197.3	$1,146.3
RBI Net Income (Loss) Attributable to Common Shareholders	$(514.2)	$66.8	$(402.2)	$233.7
RBI Diluted Earnings (Loss) per Share Attributable to Common Shareholders	$(2.52)	$0.19	$(2.34)	$0.65
BK Revenues	$274.2	$265.2	$1,055.2	$1,146.3
BK Adjusted EBITDA (2)	$189.1	$182.1	$726.0	$665.6

(1)	System-wide comparable sales growth and system-wide sales growth are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants.
(2)	BK Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Non-GAAP Reconciliations” for further detail.
(3)	TH 2014 quarter and annual figures and historical pre-combination figures are shown for informational purpose only.

Comparable sales growth accelerated across both our TH and BK brands in the fourth quarter, bringing 2014 to a positive close. TH momentum was mainly driven by day part expansion, combo penetration, the success of Dark Roast, and successful marketing initiatives. At BK, our continued balance between value and premium offerings was well received by guests. On the development front, our brands continued rapid expansion and achieved NRG of 891 in 2014, driven by 186 units at TH and 705 units at BK.

RBI financial results include a full year of Burger King Worldwide Inc. and the financial results of Tim Hortons Inc. from the transaction date, December 12, 2014, through year-end.

BK Results

Our BK results set forth below include the financial results of our four BK segments.

	Three Months Ending December 31,		Twelve Months Ending December 31,
(in US$ millions)	2014	2013	2014	2013
	(unaudited)

Comparable Sales Growth (1)	3.0%	1.7%	2.1%	0.5%
System-wide Sales Growth (1)	7.7%	5.7%	6.8%	4.2%
Franchise Sales (4)	$4,289.1	$4,162.2	$16,942.5	$16,078.3

System Net Restaurant Growth (NRG)	412	408	705	670
System Restaurant Count at Period End	14,372	13,667	14,372	13,667

Sales	$18.9	$21.9	$74.6	$222.7
Franchise and Property Revenues	$255.3	$243.3	$980.6	$923.6

BK Total Revenues	$274.2	$265.2	$1,055.2	$1,146.3

Cost of Sales	$16.6	$17.7	$64.3	$195.3
Franchise & Property Expenses	$38.3	$38.9	$152.8	$152.4
Management G&A	$41.5	$40.4	$161.1	$181.0

BK Adjusted EBITDA (2)	$189.1	$182.1	$726.0	$665.6

(4)	Franchise sales represent sales at all franchise restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Comparable sales grew 3.0% in the fourth quarter, driven by comparable sales growth in the U.S. and Canada, Europe, the Middle East, and Africa (“EMEA”), Asia Pacific (“APAC”), and Latin America and the Caribbean (“LAC”). Net restaurants grew by 705 units over the trailing twelve month (“TTM”) period, led by our EMEA region with 352 net new restaurants during the period. Strong comparable sales growth and unit acceleration helped drive system-wide sales growth of 7.7% during the quarter.

Fourth quarter total reported revenues of $274.2 million increased 7.8% on an organic basis from the prior year, which excludes the impact of currency movements and the global refranchising initiative completed last year, primarily due to comparable sales growth of 3.0% and the addition of 705 net new restaurants in the TTM period. On an organic basis, revenue increased 6.4% year-over-year due to global comparable sales growth and net restaurant growth.

Fourth quarter Adjusted EBITDA of $189.1 million grew 8.8% from the prior year on an organic basis, while full year 2014 Adjusted EBITDA of $726.0 million grew 11.5% from the prior year on an organic basis, driven by double-digit organic Adjusted EBITDA growth in EMEA, LAC and APAC.

TH Supplemental Unaudited Financial and Operational Data

In order to provide investors with an understanding of the results of the TH business for Tim Hortons Inc.’s fiscal quarter and year ended December 28, 2014, we are including in this press release certain supplemental unaudited financial and operational data, which is derived from the books and records of Tim Hortons Inc. The supplemental unaudited financial data of Tim Hortons Inc. is not reflected in RBI’s consolidated results of operations. Based on the closing of the transaction, only the results of operations of Tim Hortons Inc. from December 12, 2014 to December 28, 2014 are included in RBI’s consolidated results of operations.

	Three Months Ending December 31,		Twelve Months Ending December 31,
(in US$ millions)	2014	2013	2014	2013
	(unaudited)

Comparable Sales Growth (1)	4.1%	1.8%	3.1%	1.2%
System-wide Sales Growth (1)	7.4%	5.4%	6.6%	4.7%
Franchise Sales (5)	$1,670.8	$1,670.6	$6,593.7	$6,583.7

System Net Restaurant Growth (NRG)	81	135	186	221
System Restaurant Count at Period End	4,671	4,485	4,671	4,485

Sales	$553.5	$569.4	$2,190.2	$2,200.3
Franchise and Property Revenues	$271.2	$286.6	$967.6	$961.0

TH Total Revenues	$824.7	$856.0	$3,157.8	$3,161.3

Cost of Sales	$481.8	$496.0	$1,895.6	$1,915.8
Franchise & Property Expenses	$144.2	$161.6	$472.7	$470.4
Management G&A	$54.1	$41.9	$165.4	$154.9

TH Adjusted EBITDA	$208.6	$204.8	$816.4	$792.4

(5)	Franchise sales represent sales at all TH franchise restaurants and are revenues to TH franchisees.

Comparable sales grew 7.4% in the fourth quarter, driven by acceleration in comparable sales growth in Canada and continued strong results in the U.S. Comparable sales growth in Canada was the result of the brand’s successful Dark Roast coffee launch and continued success in building the lunch day part through relevant innovation in sandwiches, soups, and wraps.

Net restaurants grew by 186 units over the TTM period, driving 4.1% growth in restaurant count compared to the prior year. Net restaurant growth was led by Canada with 141 net new restaurants, the U.S. with 25 net new restaurants, and the brand’s international region with 20 net new restaurants in the Gulf Cooperation Council.

Other Company Updates

On December 12, 2014, Burger King Worldwide Inc. and Tim Hortons Inc. completed the previously announced transaction to create Restaurant Brands International and Restaurant Brands International Limited Partnership (RBILP). In connection with the transaction, RBI repaid all of its outstanding indebtedness at Burger King Worldwide Inc. As part of the financing sources for the transaction, subsidiaries of RBI entered into a new $6.75 billion term loan and issued $2.25 billion of senior notes. In addition, RBI had $1.0 billion of legacy Tim Hortons Inc. indebtedness and $0.3 billion of capital leases and other debt on its balance sheet at the end of the quarter. RBI’s cash balance was $1.9 billion, resulting in net debt of $8.4 billion. RBI also issued $3.0 billion of preferred shares to a subsidiary of Berkshire Hathaway Inc. and approximately 107 million common shares to prior holders of Tim Hortons Inc. common shares. In addition, as part of the transaction, RBILP issued approximately 265 million partnership exchangeable units to former shareholders of Burger King Worldwide Inc. The number of RBI common shares outstanding at December 31, 2014 was approximately 202 million.

Subsequent to the closing of the transaction, RBI commenced a tender offer to repurchase the outstanding indebtedness of Tim Hortons Inc. As of February 13, 2015, approximately C$1,146 million of Tim Hortons Inc. legacy notes have been repurchased at a tender price of 101% of their face value using cash on hand and approximately C$54 million remain outstanding.

RBI and RBILP intend to return capital to shareholders and unitholders in line with Burger King Worldwide Inc.’s practice prior to the transaction. On February 17, 2015, the RBI Board of Directors declared a dividend of $0.09 per share for the first quarter of 2015. The dividend will be payable on April 2, 2015 to shareholders and unitholders of record at the close of business on March 3, 2015.

Investor Conference Call

The Company will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Tuesday, February 17, 2015, to review financial results for the full year and quarter ended December 31, 2014. The earnings call will be broadcast live via the Company’s investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (866) 807-9684 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5415 for callers from other countries.

Contacts

Investors

Andrea John, Investor Relations

(905) 339-4940; investor@rbi.com

Media

Alexandra Cygal, VP, Corporate Affairs

(905) 339-5993; media@rbi.com

About Restaurant Brands International

Restaurant Brands International Inc. is one of the world’s largest quick service restaurant companies with approximately $23 billion in system sales and over 19,000 restaurants in approximately 100 countries and U.S. territories. Restaurant Brands International owns two of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS® and BURGER KING®. These independently operated brands have been serving their respective guests, franchisees, and communities for over 50 years. To learn more about Restaurant Brands International, please visit the Company’s website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about the Company’s expectations regarding the ability of the TIM HORTONS® and BURGER KING® brands to continue to deliver positive comparable sales growth and best in class net restaurant growth; the Company’s expectations regarding the opportunity to bring the iconic TIM HORTONS® brand to the rest of the world; and the Company’s expectations and belief that both brands are well-positioned for long-term sustainable growth. The factors that could cause actual results to differ materially from the Company’s expectations are detailed in filings of Burger King Worldwide, Inc. and Tim Hortons Inc. with the Securities and Exchange Commission, such as their annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to the Company’s ability to successfully implement its domestic and international growth strategy; and risks related to the Company’s ability to compete domestically and internationally in an intensely competitive industry.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Increase/(Decrease)
(In US$ millions, except per share data)	2014	2013	$	%

Revenues:
Sales	$111.7	$21.9	$89.8	410.0%
Franchise and property revenues	304.6	243.3	61.3	25.2%

Total revenues	416.3	265.2	151.1	57.0%

Cost of sales	104.8	17.7	87.1	492.1%
Franchise and property expenses	66.4	38.9	27.5	70.7%
Selling, general and administrative expenses	171.9	54.6	117.3	214.8%
(Income) loss from equity method investments	3.4	3.0	0.4	13.3%
Other operating expenses (income), net	171.1	9.9	161.2	NM

Total operating costs and expenses	517.6	124.1	393.5	317.1%

Income (loss) from operations	(101.3)	141.1	(242.4)	(171.8)%
Interest expense, net	128.2	50.7	77.5	152.9%
Loss on early extinguishment of debt	155.4	—	155.4	NM

Income (loss) before income taxes	(384.9)	90.4	(475.3)	(525.8)%
Income tax expense (benefit)	4.5	23.6	(19.1)	(80.9)%

Net income (loss)	(389.4)	66.8	(456.2)	NM

Net income (loss) attributable to noncontrolling interests	(435.4)	—	(435.4)	NM
Net income (loss) attributable to Restaurant Brands International Inc.	46.0	66.8	(20.8)	NM

Preferred shares dividends	13.8	—	13.8	NM
Accretion of preferred shares to redemption value	546.4	—	546.4	NM

Net income (loss) attributable to common shareholders	$(514.2)	$66.8	$(581.0)	NM

Earnings (loss) per share:
Basic	$(1.61)	$0.19	$(1.80)	NM

Diluted	$(2.52)	$0.19	$(2.71)	NM

Weighted average shares outstanding
Basic	319.1	351.7	(32.5)	(9.3)%

Diluted	376.7	358.4	18.3	5.1%

NM  —  not meaningful

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Twelve Months Ended
	December 31,		Increase / (Decrease)
(In US$ millions, except per share data)	2014	2013	$	%

Revenues:
Sales	$167.4	$222.7	$(55.3)	(24.8)%
Franchise and property revenues	1,029.9	923.6	106.3	11.5%

Total revenues	1,197.3	1,146.3	51.0	4.4%

Cost of sales	152.5	195.3	(42.8)	(21.9)%
Franchise and property expenses	180.9	152.4	28.5	18.7%
Selling, general and administrative expenses	345.4	242.4	103.0	42.5%
(Income) loss from equity method investments	9.2	12.7	(3.5)	(27.6)%
Other operating expenses (income), net	326.9	21.3	305.6	NM

Total operating costs and expenses	1,014.9	624.1	390.8	62.6%

Income from operations	182.4	522.2	(339.8)	(65.1)%
Interest expense, net	280.1	200.0	80.1	40.1%
Loss on early extinguishment of debt	155.4	—	155.4	NM

Income (loss) before income taxes	(253.1)	322.2	(575.3)	(178.6)%
Income tax expense	24.3	88.5	(64.2)	(72.5)%

Net income (loss)	(277.4)	233.7	(511.1)	NM

Net income (loss) attributable to noncontrolling interests	(435.4)	—	(435.4)	NM
Net income (loss) attributable to Restaurant Brands International Inc.	158.0	233.7	(75.7)	NM

Preferred shares dividends	13.8	—	13.8	NM
Accretion of preferred shares to redemption value	546.4	—	546.4	NM

Net income (loss) attributable to common shareholders	$(402.2)	$233.7	$(635.9)	NM

Earnings (loss) per share:
Basic	$(1.17)	$0.67	$(1.84)	NM

Diluted	$(2.34)	$0.65	$(2.99)	NM

Weighted average shares outstanding
Basic	343.7	351.0	(7.4)	(2.1)%

Diluted	358.2	357.8	0.4	0.1%

NM — not meaningful

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Key Business Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the change in sales at all company-owned and franchise restaurants in one period from the same period in the prior year. Comparable sales growth refers to the change in restaurant sales in one period from the same prior year period for restaurants that have been open for thirteen months or longer. Company-owned restaurants refranchised during a quarterly period are included with franchise restaurants for the purpose of calculating comparable sales growth for the quarter. Comparable sales and sales growth are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating current year results at prior year exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements (“FX Impact”).

Franchise sales represent sales at all franchise restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales. Net refranchisings refer to sales of company-owned restaurants to franchisees, net of acquisitions of franchise restaurants by us.

Consolidated RBI

	Three Months Ended December 31,		Twelve Months Ended December 31,
Key Business Metrics	2014	2013	2014	2013

System-wide sales growth
TH	7.4%	5.4%	6.6%	4.7%
BK	7.7%	5.7%	6.8%	4.2%
Franchise sales (in US$ millions)
TH	$1,670.8	$1,670.6	$6,593.7	$6,583.7
BK	$4,289.1	$4,162.2	$16,942.5	$16,078.3
Comparable sales growth
TH	4.1%	1.8%	3.1%	1.2%
BK	3.0%	1.7%	2.1%	0.5%
System Net Restaurant Growth (NRG)
TH	81	135	186	221
BK	412	408	705	670
Net Refranchisings	—	22	—	360
Restaurant counts at period end
Company	65	68	65	68
Franchise	18,978	18,084	18,978	18,084
System	19,043	18,152	19,043	18,152

FX Impact	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
(in US$ millions)	Favorable / (Unfavorable)		Favorable / (Unfavorable)

Consolidated total revenues	$(8.7)	$(2.3)	$(14.6)	$(7.5)
Consolidated franchise and property expenses	0.6	0.1	—	0.3
Consolidated SG&A	1.6	(0.3)	0.8	(1.2)
Consolidated income from operations	(8.1)	(2.5)	(15.5)	(8.7)
Consolidated net income	(6.7)	(2.4)	(14.7)	(8.6)
Consolidated Adjusted EBITDA	(8.9)	(2.5)	(14.7)	(8.6)

BK – U.S. & Canada

	Three Months Ended December 31,		Twelve Months Ended December 31,
Key Business Metrics	2014	2013	2014	2013

System-wide sales growth	3.8%	(0.2)%	1.7%	(0.9)%
Franchise sales (in US$ millions)	$2,259.9	$2,182.0	$8,893.9	$8,730.4
Comparable sales growth	4.2%	0.2%	2.1%	(0.9)%
System NRG	38	32	(30)	(40)
Net Refranchisings	—	—	—	127
Restaurant counts at period end
Company	52	52	52	52
Franchise	7,354	7,384	7,354	7,384
System	7,406	7,436	7,406	7,436

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2014	2013	2014	2013

Franchise:
Franchise and property revenues	$146.0	$136.8	$565.3	$554.0
Franchise and property expenses	30.1	30.5	119.1	119.8
Company:
Company restaurant revenues	18.9	18.8	74.6	111.2
CRM	2.3	3.9	10.3	13.5
CRM %	12.2%	20.7%	13.8%	12.1%
Segment SG&A	13.4	11.5	49.8	52.5
Segment depreciation and amortization	9.4	11.4	39.6	41.5
Segment income	114.2	110.1	446.3	436.7

FX Impact	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
(in US$ millions)	Favorable / (Unfavorable)		Favorable / (Unfavorable)

Segment revenues	$(0.5)	$(0.4)	$(1.9)	$(1.3)
Segment franchise and property expenses	0.3	0.2	0.9	0.4
Segment income	(0.4)	(0.3)	(1.3)	(0.7)

BK – EMEA

	Three Months Ended December 31,		Twelve Months Ended December 31,
Key Business Metrics	2014	2013	2014	2013

System-wide sales growth	10.5%	11.7%	11.8%	9.6%
Franchise sales (in US$ millions)	$1,211.8	$1,206.1	$4,919.1	$4,420.6
Comparable sales growth	0.9%	3.3%	1.9%	2.4%
System NRG	171	160	352	329
Net Refranchisings	—	19	—	132
Restaurant counts at period end
Company	—	—	—	—
Franchise	3,802	3,450	3,802	3,450
System	3,802	3,450	3,802	3,450

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2014	2013	2014	2013

Franchise and property revenues	$68.7	$67.4	$274.2	$240.5
Franchise and property expenses	6.5	8.1	29.2	30.0
Segment SG&A	5.9	8.8	33.8	42.9
Segment depreciation and amortization	2.0	2.1	8.4	9.7
Segment income	58.3	52.9	219.6	189.4

FX Impact	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
(in US$ millions)	Favorable / (Unfavorable)		Favorable / (Unfavorable)

Segment revenues	$(5.7)	$0.6	$(4.0)	$1.8
Segment franchise and property expenses	0.3	(0.1)	(0.9)	(0.1)
Segment income	(6.0)	0.2	(4.4)	0.3

BK – LAC

	Three Months Ended December 31,		Twelve Months Ended December 31,
Key Business Metrics	2014	2013	2014	2013

System-wide sales growth	13.7%	17.3%	13.3%	14.6%
Franchise sales (in US$ millions)	$382.6	$375.1	$1,454.1	$1,420.3
Comparable sales growth	2.0%	1.8%	0.9%	0.1%
System NRG	86	99	148	160
Net Refranchisings	—	—	—	98
Restaurant counts at period end
Company	—	—	—	—
Franchise	1,698	1,550	1,698	1,550
System	1,698	1,550	1,698	1,550

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2014	2013	2014	2013

Franchise and property revenues	$22.4	$21.6	$77.5	$72.9
Franchise and property expenses	0.6	(0.2)	1.7	0.4
Segment SG&A	1.7	0.8	6.9	7.5
Segment depreciation and amortization	—	0.1	0.2	0.7
Segment income	20.1	21.1	69.1	67.7

NM — not meaningful

FX Impact	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
(in US$ millions)	Favorable / (Unfavorable)		Favorable / (Unfavorable)

Segment revenues	$(1.9)	$(1.9)	$(7.6)	$(6.3)
Segment franchise and property expenses	—	—	—	—
Segment income	(1.9)	(1.8)	(7.9)	(6.5)

BK – APAC

	Three Months Ended December 31,		Twelve Months Ended December 31,
Key Business Metrics	2014	2013	2014	2013
System-wide sales growth	15.2%	11.3%	15.1%	10.9%
Franchise sales (in US$ millions)	$434.8	$399.0	$1,675.4	$1,507.0
Comparable sales growth	2.9%	6.2%	3.6%	4.1%
System NRG	117	117	235	221
Net Refranchisings	—	3	—	3
Restaurant counts at period end
Company	—	—	—	—
Franchise	1,466	1,231	1,466	1,231
System	1,466	1,231	1,466	1,231

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2014	2013	2014	2013

Franchise and property revenues	$18.2	$17.5	$63.6	$56.2
Franchise and property expenses	1.1	0.5	2.8	2.2
Segment SG&A	1.1	1.4	6.7	6.8
Segment depreciation and amortization	0.5	0.5	2.3	2.3
Segment income	16.5	16.1	56.4	49.3

NM — not meaningful

FX Impact	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
(in US$ millions)	Favorable / (Unfavorable)		Favorable / (Unfavorable)

Segment revenues	$(0.6)	$(0.6)	$(1.1)	$(1.7)
Segment franchise and property expenses	—	—	—	—
Segment income	(0.6)	(0.6)	(1.1)	(1.7)

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Supplemental Disclosure

Selling, general and administrative expenses	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2014	2013	2014	2013
	(unaudited)

Selling expenses	$1.5	$0.2	$2.4	$6.2

Management general and administrative expenses	47.1	40.4	166.7	181.0
Share-based compensation and non-cash incentive compensation expense	25.1	8.2	37.3	17.6
Depreciation and amortization	3.9	3.2	14.0	11.4
TH transaction and restructuring costs	94.3	—	125.0	—
Global portfolio realignment project costs	—	2.6	—	26.2

Total general and administrative expenses	170.4	54.4	343.0	236.2

Selling, general and administrative expenses	$171.9	$54.6	$345.4	$242.4

Other Operating Expenses (Income), net	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2014	2013	2014	2013
	(unaudited)
Net losses (gains) on disposal of assets, restaurant closures and refranchisings	$9.1	$0.1	$25.4	$0.7
Litigation settlements and reserves, net	0.2	7.0	4.0	7.6
Net losses (gains) on derivatives	143.0	—	290.9	—
Foreign exchange net (gains) losses	17.1	1.3	(4.3)	7.4
Other, net	1.7	1.5	10.9	5.6

Other operating expenses (income), net	$171.1	$9.9	$326.9	$21.3

Net losses (gains) on derivatives primarily reflects the change in fair value and deferred premium expense on derivatives related to the TH transaction which were entered into in order to align US dollar denominated financing sources with the Canadian dollar purchase price obligations under the definitive agreement entered into with Tim Hortons Inc.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures:

To supplement its condensed consolidated financial statements presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, the Company reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Net Debt, BK Organic Revenue, BK Organic Adjusted EBITDA, and BK Adjusted EBITDA.

EBITDA is defined as earnings (net income or loss) before interest, loss on early extinguishment of debt, taxes, and depreciation and amortization and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the impact of share-based compensation and non-cash incentive compensation expense, (income) loss from equity method investments, other operating (income) expenses, net, and all other specifically identified costs associated with non-recurring projects, including amortization of inventory step-up, TH transaction and restructuring costs, and global portfolio realignment project costs. Adjusted EBITDA is used by management to measure operating performance of the business, excluding specifically identified items that management believes do not directly reflect our core operations, and represents our measure of segment income.

Organic revenue growth and Organic Adjusted EBITDA growth are non-GAAP measures that exclude both FX Impact and net refranchisings. Management believes that organic growth is an important metric for measuring the core operating performance of the business as it excludes the impact of our refranchising activities and foreign currency exchange rates.

BK Adjusted EBITDA is defined as the sum of the Adjusted EBITDA of each of the four BK reporting segments and does not include the results of the TH reporting segment.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

BK Organic growth in Revenue and Adjusted EBITDA for the

Three Months Ended December 31, 2014

(Unaudited)

	Actual		Q4 ‘14 vs. Q4 ‘13		Refran. Impact	Adjusted Q4 ‘13	FX Impact	Organic Growth
(in US$ millions)	Q4 ‘14	Q4 ‘13	$	%	$	$	$	$	%
Calculation:		A	B		C	A+C=D	E	B-C-E=F	F/D
Revenue
BK – U.S. and Canada	$164.9	$155.6	$9.3	6.0%	$—	$155.6	$(0.5)	$9.8	6.3%
BK – EMEA	68.7	70.1	(1.4)	(2.0)%	(2.6)	67.5	(5.7)	6.9	10.2%
BK – LAC	22.4	21.6	0.8	3.7%	—	21.6	(1.9)	2.7	12.5%
BK – APAC	18.2	17.9	0.3	1.7%	(0.2)	17.7	(0.6)	1.1	6.2%

Total (1)	$274.2	$265.2	$9.0	3.4%	$(2.8)	$262.4	$(8.7)	$20.5	7.8%

Adjusted EBITDA
BK – U.S. and Canada	$114.2	$110.1	$4.1	3.7%	$—	$110.1	$(0.4)	$4.5	4.1%
BK – EMEA	58.3	52.9	5.4	10.2%	(0.1)	52.8	(6.0)	11.5	21.8%
BK – LAC	20.1	21.1	(1.0)	(4.7)%	—	21.1	(1.9)	0.9	4.3%
BK – APAC	16.5	16.1	0.4	2.5%	—	16.1	(0.6)	1.0	6.2%
Unallocated Management G&A	(20.0)	(18.1)	(1.9)	10.5%	—	(18.1)	—	(1.9)	10.5%

Total (1)	$189.1	$182.1	$7.0	3.8%	$(0.1)	$182.0	$(8.9)	$16.0	8.8%

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

BK Organic growth in Revenue and Adjusted EBITDA for the

Twelve Months Ended December 31, 2014

(Unaudited)

	Actual		2014 vs. 2013		Refran. Impact	Adjusted 2013	FX Impact	Organic Growth
(in US$ millions)	2014	2013	$	%	$	$	$	$	%
Calculation:		A	B		C	A+C=D	E	B-C-E=F	F/D
Revenue
BK – US and Canada	$639.9	$665.2	$(25.3)	(3.8)%	$(32.4)	$632.8	$(1.9)	$9.0	1.4%
BK – EMEA	274.2	335.8	(61.6)	(18.3)%	(93.1)	242.7	(4.0)	35.5	14.6%
BK – LAC	77.5	86.8	(9.3)	(10.7)%	(13.2)	73.6	(7.6)	11.5	15.6%
BK – APAC	63.6	58.5	5.1	8.7%	(2.0)	56.5	(1.1)	8.2	14.5%

Total (1)	$1,055.2	$1,146.3	$(91.1)	(7.9)%	$(140.7)	$1,005.6	$(14.6)	$64.2	6.4%

Adjusted EBITDA
BK – U.S. and Canada	$446.3	$436.7	$9.6	2.2%	$1.7	$438.4	$(1.3)	$9.2	2.1%
BK – EMEA	219.6	189.4	30.2	15.9%	(2.6)	186.8	(4.4)	37.2	19.9%
BK – LAC	69.1	67.7	1.4	2.1%	(0.5)	67.2	(7.9)	9.8	14.6%
BK – APAC	56.4	49.3	7.1	14.4%	0.3	49.6	(1.1)	7.9	15.9%
Unallocated Management G&A	(65.4)	(77.5)	12.1	(15.6)%	—	(77.5)	—	12.1	(15.6)%

Total (1)	$726.0	$665.6	$60.4	9.1%	$(1.1)	$664.5	$(14.7)	$76.2	11.5%

1)	Our BK results include the financial results of BK’s four segments and do not include RBI’s TH segment.

Non-GAAP Financial Measures

Reconciliation of EBITDA and Adjusted EBITDA to Net Income (Loss)

(in US$ millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
EBITDA and Adjusted EBITDA:	2014	2013	2014	2013
	(unaudited)

BK - U.S. and Canada	$114.2	$110.1	$446.3	$436.7
BK - EMEA	58.3	52.9	219.6	189.4
BK - LAC	20.1	21.1	69.1	67.7
BK - APAC	16.5	16.1	56.4	49.3
TH	35.1	—	35.1	—

Total	244.2	200.2	826.5	743.1
Unallocated Management G&A	(20.0)	(18.1)	(65.4)	(77.5)

Adjusted EBITDA	224.2	182.1	761.1	665.6
Share-based compensation and non-cash incentive compensation expense (1)	25.1	8.2	37.3	17.6
Amortization of inventory step-up (2)	7.4	—	7.4	—
TH transaction and restructuring costs (3)	94.3	—	125.0	—
Global portfolio realignment project costs (4)	—	2.6	—	26.2
(Income) loss from equity method investments	3.4	3.0	9.2	12.7
Other operating expenses (income), net	171.1	9.9	326.9	21.3

EBITDA	(77.1)	158.4	255.3	587.8
Depreciation and amortization	24.2	17.3	72.9	65.6

Income (loss) from operations	(101.3)	141.1	182.4	522.2
Interest expense, net	128.2	50.7	280.1	200.0
Loss on early extinguishment of debt	155.4	—	155.4	—
Income tax (benefit) expense	4.5	23.6	24.3	88.5

Net income (loss)	$(389.4)	$66.8	$(277.4)	$233.7

Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) to BK Adjusted EBITDA

(in US$ millions)	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
EBITDA and Adjusted EBITDA	(unaudited)

Net income (loss)	$(389.4)	$66.8	$(277.4)	$233.7
Interest expense, net	128.2	50.7	280.1	200.0
Income tax (benefit) expense	4.5	23.6	24.3	88.5
Loss on early extinguishment of debt	155.4	—	155.4	—
Depreciation and amortization	24.2	17.3	72.9	65.6

EBITDA	(77.1)	158.4	255.3	587.8
Adjustments:
Share-based compensation and non-cash incentive compensation expense (1)	25.1	8.2	37.3	17.6
Amortization of inventory step-up (2)	7.4	—	7.4	—
TH transaction and restructuring costs (3)	94.3	—	125.0	—
Global portfolio realignment project costs (4)	—	2.6	—	26.2
(Income) loss from equity method investments	3.4	3.0	9.2	12.7
Other operating expenses (income), net	171.1	9.9	326.9	21.3

Total adjustments	301.3	23.7	505.8	77.8

RBI Adjusted EBITDA	224.2	182.1	761.1	665.6

Less: TH Adjusted EBITDA (5)	35.1	—	35.1	—

BK Adjusted EBITDA	$189.1	$182.1	$726.0	$665.6

Non-GAAP Financial Measures

Footnotes to Reconciliation Tables

(1)	Represents share-based compensation expense associated with employee stock options for the periods indicated; also includes the portion of annual non-cash incentive compensation that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2013 and 2014 cash bonus, respectively.

(2)	In connection with the merger between Tim Hortons Inc. and Burger King Worldwide, Inc. (the “Transaction”), we acquired inventory that is recorded at fair value at the time of the Transaction. We recorded a charge equal to the difference between the fair value and historical carrying value as the underlying product sold. Based on company management judgment, these non-cash charges are not indicative of underlying business trends or the company’s operational performance.

(3)	In connection with the Transaction, we incurred certain non-recurring financing, legal and advisory fees. We also incurred non-recurring costs to realign our global structure to better accommodate the needs of the combined business and support successful global growth. In addition, after consummation of the Transaction, we implemented a restructuring plan that resulted in work force reductions throughout our TH business and as a result incurred incremental costs. The restructuring is part of our on-going cost reduction efforts with the goal of driving efficiencies and creating fiscal resources that will be reinvested into our TH business. The non-recurring general and administrative expenses include financing, legal and advisory fees, severance benefits and other compensation costs, and training expenses. We expect to incur additional general and administrative expenses in 2015 associated with these initiatives.

(4)	Represents costs associated with the project to realign Burger King Worldwide’s global restaurant portfolio by refranchising Company-owned restaurants and establishing strategic partners and joint ventures to accelerate development. These costs primarily include severance related costs and fees for professional services. The project was completed in 2013.

(5)	On December 12, 2014, we completed the Transaction. TH Adjusted EBITDA reflects the operational results of the TH business beginning on December 12, 2014, the closing date of the Transaction.